CERTIFICATE OF INCORPORATION

                                       OF

                            AMSCAN HOLDINGS, INC.

      FIRST: The name of the corporation (the "Corporation") is AMSCAN HOLDINGS, INC.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as is now in effect or as it may hereafter be amended or superseded (the "Delaware Law"); and in general, to possess and exercise all the powers and privileges granted by the Delaware Law or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

      FOURTH: A. Designation Of Classes. The Corporation is authorized to issue a total of fifty-five million (55,000,000) shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock which the Corporation shall have authority to issue is five million (5,000,000), par value $0.10 per share, and the total number of shares of Common Stock which the Corporation shall have authority to issue is fifty million (50,000,000), par value $0.10 per share.

      B. Rights And Preferences Of Each Class. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

           1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors of the Corporation is expressly authorized prior to the issuance of any class or series of the Preferred Stock, to fix and determine by resolution or resolutions providing for the issue of any such class or series of Preferred Stock, the number of shares included in such class or series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such class or series. Pursuant to the foregoing general authority, but not in limitation of the powers conferred on the Board of Directors thereby and by the Delaware Law, the Board of Directors is expressly authorized to determine with respect to each class or series of Preferred Stock the following:

                (a) the distinctive designation of any class or series and the number of shares constituting such class or series, which number may be increased by the Board of Directors (except as may otherwise be provided in connection with the creation of such class or series), or decreased by the Board of Directors (but not below the number of shares of such class or series then outstanding);

                (b) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on the shares of such class or series, including whether such dividends shall be cumulative or noncumulative;

                (c) the times, terms and conditions, if any, upon which shares of such class or series shall be subject to redemption, including the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such class or series;

                (d) the rights and preferences, if any, of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                (e) the terms and conditions, if any, upon which the holders of shares of such class or series may convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of the same class;

                (f) the full or limited voting rights, if any, to be provided for such class or series, in addition to the voting rights provided by law; and

                (g) any other relative rights, preferences, optional or special rights, and the qualifications, restrictions and limitations thereof, of shares of such class or series.

           2. Common Stock. Except as otherwise provided by the Delaware Law, by this Certificate of Incorporation or by any resolution adopted by the Board of Directors of the Corporation pursuant to the authority conferred by Section
 B.1. of this Article FOURTH, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes, as well as all other rights pertaining to shares of the Corporation, shall be vested exclusively in the Common Stock. The holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of shares of Common Stock shall have one vote for each share of Common Stock registered in such holder's name. The holders of Common Stock shall be entitled to participate ratably in all dividends payable on the

 Common Stock and, subject to the rights and preferences of the Preferred Stock, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

                In accordance with Section 242(b)(2) of the Delaware Law, the number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation then entitled to vote, voting together as a single class, and no separate vote of the holders of any class or series of stock shall be required, unless expressly required by this Certificate of Incorporation.

      FIFTH: The name and mailing address of the incorporator is Joel S. Lever, Esq., One North Broadway, White Plains, New York 10601.

      SIXTH: No action required to, or which may, be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting of the stockholders, and the power of the stockholders of the Corporation to consent in writing pursuant to Section 228 of the Delaware Law (as said Section may be amended or superseded from time to time) or otherwise, without a meeting, to the taking of any action is expressly denied.

      SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditor or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application is made, be binding upon all of the creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      EIGHTH: A. Subject to applicable law, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as may be determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. At such times as the number of directors comprising the Board of Directors is fixed at three or more directors, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of members constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The Board of Directors shall determine which directors shall be included in each class from time to time. The term of office of those directors included in the first class shall expire at the annual meeting of stockholders next succeeding the effective date of the filing of this Certificate of Incorporation (the "Effective Date"); the term of office of those directors included in the second class shall expire at the second annual meeting of stockholders next succeeding the Effective Date; and the term of those directors included in the third class shall expire at the third annual meeting next succeeding the Effective Date. Thereafter, the directors of each class shall serve for a term of three years and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

       B. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

      NINTH: In furtherance and not in limitation of the powers conferred by the Delaware Law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation in any manner not inconsistent with law or this Certificate of Incorporation; provided, however, that in the event of any conflict between any provision of this Certificate of Incorporation and any provision of the By-Laws, the provisions of this Certificate of Incorporation shall govern and such provision of the By-Laws shall be null and void.

      TENTH: The books and records of the Corporation may be kept, subject to any provision of the laws of the State of Delaware, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

      ELEVENTH: The personal liability of a director to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty by such director as a director shall be limited to the fullest extent permitted by the Delaware Law. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment hereof in the manner now or hereafter prescribed by law, and all rights conferred on the stockholders and directors are subject to this reservation.

      THE UNDERSIGNED, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the Delaware Law, makes this Certificate of Incorporation, hereby declaring and certifying that this is such incorporator's act and deed and the facts herein stated are true, and accordingly, has signed this Certificate of Incorporation this 3 day of October, 1996.

                                     /s/ Joel S. Lever

                                 ------------------------------------------
                                              Joel S. Lever
                                            Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AMSCAN HOLDINGS, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Amscan Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation unanimously adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

               RESOLVED,   that  the   Certificate  of   Incorporation   of  the
          Corporation be amended by restating Section 4.1 of Article 4 to read in its entirety as follows:

               Section 4.1. The Corporation is authorized to issue a total of 3,500 shares of stock in two classes designated respectively as "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock which the Corporation is authorized to issue is 500, having a par value of $.10 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is 3000, having a par value of $.10 per share.

               RESOLVED,   that  the   Certificate  of   Incorporation   of  the
          Corporation be amended by restating Section 4.2 of Article 4 to read in its entirety as follows:

               Section 4.2. Except as otherwise provided by law, by this Certificate of Incorporation or by any resolution adopted by the Board of Directors of the Corporation pursuant to the authority conferred by
          Section 4.3 of this Article 4, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each shares of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

               RESOLVED,   that  the   Certificate  of   Incorporation   of  the
          Corporation be amended by the addition of the following Section 4.3:

               Section 4.3. The Preferred Stock may be issued from time to time in one or more classes or series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors of the Corporation is expressly authorized prior to the issuance of any class or series of the Preferred Stock, to fix and determine by resolution or resolutions providing for the issue of any such class or series of Preferred Stock, the number of shares included in such class or series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such class or series. Pursuant to the foregoing general authority, but not in limitation of the powers conferred on the Board of Directors thereby and by law, the Board of Directors is expressly authorized to determine with respect to each class or series of Preferred Stock the following:

                    (a) the  distinctive  designation of any class or series and the number of shares constituting such class or series, which number may be increased by the Board of Directors (except as may otherwise be provided in connection with the creation of such class or series), or decreased by the Board of Directors (but not below the number of shares of such class or series then outstanding);

                    (b) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on the shares of such class or series, including whether such dividends shall be cumulative or noncumulative;

                    (c) the  times,  terms and  conditions,  if any,  upon which shares of such class or series shall be subject to redemption, including the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such class or series;

                    (d) the rights and  preferences,  if any,  of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                    (e) the terms and conditions, if any, upon which the holders of shares of such class or series may convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of the same class;

                    (f) the  full  or  limited  voting  rights,  if  any,  to be provided for such class or series, in addition to the voting rights provided by law; and

                    (g) any other  relative  rights,  preferences,  optional  or
               special  rights,   and  the   qualifications,   restrictions  and
               limitations thereof, of shares of such class or series.

     SECOND: That the said Amendment was duly adopted in accordance with Section 242 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael A. Correale, its Corporate Secretary, this 30th day of March, 2001.

                                 By:    /s/ MICHAEL A. CORREALE
                                    -------------------------------------------
                                     Name:    Michael A. Correale
                                     Title:   Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                              AMSCAN HOLDINGS, INC.

     Amscan Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

     DOES HEREBY CERTIFY THAT:

     Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of the DGCL, said Board of Directors by written consent taken pursuant to Section 141 of the DGCL, adopted a resolution creating One Hundred
(100) shares of Series A Redeemable Convertible Preferred Stock, which resolution is attached hereto as Exhibit "A".

     IN WITNESS WHEREOF, said Amscan Holdings, Inc. has caused this certificate to be signed by Michael A. Correale, its Corporate Secretary, this 30th day of March, 2001.

                                      By:    /s/ MICHAEL A. CORREALE
                                         -----------------------------------
                                          Name:    Michael A. Correale
                                          Title:   Secretary

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                    APPROVING
                            THE DESIGNATION STATEMENT
           RELATING TO SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Corporation to issue a total of 500 shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), which may be divided into one or more series as the Board of Directors may determine;

     WHEREAS, the Certificate of Incorporation of the Corporation expressly vests in the Board of Directors the authority to fix and determine the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock; and

     WHEREAS, the Board of Directors deems it advisable to designate a series of the Preferred Stock consisting of One Hundred (100) shares designated as Series A Redeemable Convertible Preferred Stock;

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that pursuant to Article 4 of the Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Preferred Stock hereby designated as Series A Redeemable Convertible Preferred Stock, to consist of 100 shares, having a par value of $0.10 per share, which series shall have the voting rights, designations, powers, preferences, relative and other special rights, and the qualifications, limitations and restrictions set forth below:

     SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK. One Hundred (100) of the authorized shares of Preferred Stock are hereby designated "Series A Redeemable Convertible Preferred Stock" (the "Series A Redeemable Convertible Preferred Stock"). The rights, preferences, privileges, restrictions and other matters relating to the Series A Redeemable Convertible Preferred Stock are as follows:

          (a) Dividend Rights.
              ----------------

               (i) Subject to the right of any other series of Preferred Stock that may from time to time come into existence and which is expressly senior to the rights of the Series A Redeemable Convertible Preferred Stock, the holders of Series A Redeemable Convertible Preferred Stock, in preference to the holders of Common Stock and any other stock of the Corporation hereafter created which shall be junior to the Series A Redeemable Convertible Preferred Stock (together, "Series A Junior Stock"), shall be entitled to receive dividends, but only out of funds that are legally available therefor, at the rate of 6% of the Series A Original Issue Price (as defined below) per annum (the "Series A Dividend Rate") on each outstanding share of Series A Redeemable Convertible Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall be payable annually on each one-year anniversary of the date that the first share of Series A Preferred is issued (the "Series A Original Issue Date"). During each annual period, dividends will accrue daily, but are not required to be paid except as otherwise provided herein. Such dividends payable on or prior to the third anniversary of the Series A Original Issue Date shall be payable in additional shares of Series A Redeemable Convertible Preferred Stock (valued at the Series A Original Issue Price (as defined below), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Subsequent to the third anniversary of the Series A Original Issue Date, dividends shall be payable, at the option of the Corporation, either (A) in cash or (B) in additional shares of Series A Redeemable Convertible Preferred Stock (valued at the Series A Original Issue Price (as defined below), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such additional shares of Series A Redeemable Convertible Preferred Stock are sometimes referred to as "PIK Shares." The original issue price of the Series A Redeemable Convertible Preferred Stock and of any PIK Shares (the "Series A Original Issue Price") shall be $150,000.00.

               (ii) So long as any shares of Series A Redeemable Convertible Preferred Stock shall be outstanding, without the prior written consent of the holders of a majority of the then issued and outstanding shares of Series A Redeemable Convertible Preferred Stock, no dividend (other than a stock dividend paid pro rata to the Corporation's stockholders), whether in cash or property, shall be paid or declared, nor shall any other distribution (other than a stock dividend paid pro rata to the Corporation's stockholders) be made, on any Series A Junior Stock, nor shall any shares of any Series A Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements that permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer). In the event that the Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or options or rights to purchase any such securities or evidences of indebtedness or other assets (including cash) to the holders of the Common Stock, then the holders of the Series A
          Redeemable Convertible Preferred Stock shall be entitled to, in addition to any dividends they are entitled to pursuant to Section
          (a)(i) above, a proportionate share of any such dividend or distribution as though the holders of the Series A Redeemable Convertible Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Series A
          Redeemable Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of the Common Stock entitled to receive such dividend or distribution.

          (b) Voting Rights.
              --------------

               (i) General Rights. Except as otherwise provided herein or as required by law, the Series A Redeemable Convertible Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, upon the following basis: each holder of shares of Series A Redeemable Convertible Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Redeemable Convertible
          Preferred Stock, are convertible pursuant to Section (d) hereof immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

               (ii) Separate Vote of Series A Redeemable Convertible Preferred Stock. Subject to the rights of any series of Preferred Stock which may hereafter from time to time come into existence, for so long as any shares of the Series A Redeemable Convertible Preferred Stock theretofore issued remain outstanding, in addition to any other vote or consent required herein or by law, the vote of the holders of at least a majority of the outstanding Series A Redeemable Convertible Preferred Stock shall be necessary for effecting or validating the following actions:

                    (A) any amendment, alteration, or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designation) or the Bylaws of the Corporation (including any filing of a Certificate of Designation), that alters or changes or adversely affects the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series A Redeemable Convertible Preferred Stock;

                    (B) reclassification or recapitalization of any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series A Redeemable Convertible Preferred Stock;

                    (C) authorization or issuance of any other stock having rights, preferences or privileges senior to or on a parity with the Series A Redeemable Convertible Preferred Stock, or of any other security convertible into or exchangeable for such parity or senior stock;

                    (D)   liquidation,   dissolution   or   winding-up   of  the
               Corporation; or

                    (E) increase or decrease the number of authorized  shares of
               Series A Redeemable Convertible Preferred Stock.

               (c) Liquidation Rights.
                   -------------------

                         (i) Upon any liquidation, dissolution, or winding up of
                    the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series A Junior Stock, subject to the rights of any series of Preferred Stock that may from time to time come into existence and which is expressly senior to the rights of the Series A Redeemable Convertible Preferred Stock, the holders of Series A Redeemable Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Redeemable Convertible Preferred Stock equal to 100% of the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus accrued and unpaid dividends, whether or not theretofore declared, for each share of Series A Redeemable Convertible Preferred Stock held by each such holder. If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Redeemable Convertible Preferred Stock and any series of Preferred Stock that may from time to time come into existence which does not expressly rank senior to or junior to the rights of the Series A Redeemable Convertible Preferred Stock ("Series A Parity Stock"), then such assets shall be distributed among the holders of Series A Redeemable Convertible Preferred Stock and Series A Parity Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                         (ii) Written notice of any such liquidation, dissolution or winding up of the Corporation within the meaning of this Section, which states the payment date and the place where said payments shall be made, shall be given not less than 20 days prior to the payment date stated therein, to the then holders of record of Series A Redeemable Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

                         (iii) If a notice of liquidation, dissolution or winding up has been given pursuant to subsection (ii) and any holder of shares of Series A Redeemable Convertible Preferred Stock shall, prior to the close of business on the Business Day preceding the payment date, give written notice to the Corporation pursuant to Section (d) of the conversion of any or all of the shares of the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such liquidation, dissolution or winding up shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section (d).

                    (d) Conversion Rights. The holders of the Series A Redeemable Convertible Preferred Stock shall have the following rights with respect to the conversion of the Series A Redeemable Convertible Preferred Stock into shares of Common Stock:

                         (i) Optional  Conversion.  Subject to and in compliance
                    with the provisions of this Section (d), any shares of Series A Redeemable Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Redeemable Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect (determined as provided in subsection (ii)) by the number of shares of Series A Redeemable Convertible Preferred Stock being converted.

                         (ii) Series A Preferred Conversion Rate. The conversion
                    rate in effect at any time for conversion of the Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Preferred Conversion Price," calculated as provided in subsection (iii) below.

                         (iii) Series A Preferred Conversion Price. The conversion price for the Series A Redeemable Convertible Preferred Stock shall initially be $150,000.00 (the "Series A Preferred Conversion Price"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section (d). All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

                         (iv) Mechanics of  Conversion.  Each holder of Series A
                    Redeemable Convertible Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section (d) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Redeemable Convertible Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Redeemable Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Redeemable Convertible Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                         (v) Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined) at any time or from time to time after the Series A Original Issue Date, unless the holders of the Series A Redeemable Convertible Preferred Stock shall or have received a proportionate distribution in accordance with Section
                    (a)(ii), the Series A Preferred Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Series A Preferred Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Preferred Conversion Price. The Series A Preferred Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used in this Section (d), the term "Common Stock Event" shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock,
                    (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or (iii) a combination or consolidation, by reclassification or otherwise, of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                         (vi) Adjustment for Other Dividends and  Distributions.
                    If at any time or from time to time after the Series A Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock (or fixes a record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution) payable in securities of the Corporation or any of its subsidiaries other than shares of Common Stock, then in each such event, unless the holders of the Series A Redeemable Convertible Preferred Stock shall or have received a proportionate distribution in accordance with Section (a)(ii), provision shall be made so that the holders of Series A Redeemable Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Redeemable Convertible Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (d) with respect to the rights of the holders of the Series A Redeemable Convertible Preferred Stock or with respect to such other securities by their terms.

                         (vii)  Adjustment  for  Reclassification,  Exchange and
                    Substitution. If at any time or from time to time after the Series A Original Issue Date, the Common Stock issuable upon the conversion of the Series A Redeemable Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section (d)), in any such event each holder of Series A Redeemable Convertible Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Redeemable Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                         (viii) Adjustment for Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Series A Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than a
                    recapitalization,          subdivision,         combination,
                    reclassification, exchange or substitution of shares provided for elsewhere in this Section (d)), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Redeemable Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Redeemable Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (d) with respect to the rights of the holders of Series A Redeemable Convertible Preferred Stock after the capital reorganization to the end that the provisions of this Section (d) (including adjustment of the Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Redeemable Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                         (ix) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Redeemable Convertible Preferred Stock, if the Series A
                    Redeemable Convertible Preferred Stock is then convertible pursuant to this Section (d), the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Redeemable Convertible Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Redeemable Convertible Preferred Stock.

                         (x) Notices of Record Date.  Upon (i) any taking by the
                    Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation, the Corporation shall mail to each holder of Series A Redeemable Convertible Preferred Stock at least 15 days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series A Redeemable Convertible Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or
                    distribution   and  a   description   of  such  dividend  or
                    distribution, (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger or asset transfer is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger or asset transfer.

                         (xi) Automatic Conversion.

                         (A) Each  share  of  Series  A  Redeemable  Convertible
                    Preferred Stock shall automatically be converted into shares of

                    Common Stock, based on the then-effective Series A Preferred Conversion Price, at any time upon the written consent of the holders of at least a majority of the outstanding shares of the Series A Redeemable Convertible Preferred Stock.

                         (B) Upon the  majority  written  consent  specified  in
                    subparagraph (A), the outstanding shares of Series A Redeemable Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be -------- ------- obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Redeemable Convertible Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Redeemable Convertible Preferred Stock, the holders of Series A Redeemable Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Redeemable Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Redeemable Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                         (xii)  Reservation of Stock  Issuable Upon  Conversion.
                    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Redeemable Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Redeemable Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Redeemable Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                         (xiii) Payment of Taxes.  The Corporation  will pay all
                    taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Redeemable Convertible Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Redeemable Convertible Preferred Stock so converted were registered.

                         (xiv) No Impairment. The Corporation shall not avoid or
                    seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Redeemable Convertible Preferred Stock against impairment.

                         (xv) Satisfaction of Accrued Dividends. Except as otherwise expressly provided, upon the conversion of any shares of Series A Redeemable Convertible Preferred Stock into Common Stock as provided herein, the holders thereof shall be entitled to receive a payment in satisfaction of all accrued but unpaid dividends, whether or not theretofore declared.

                    (e) Redemption.
                        -----------

                         (i) Optional Redemption. The Series A Redeemable Convertible Preferred Stock shall not be redeemable on or prior to the third anniversary of the Series A Original Issue Date. At any time after the third anniversary of the Series A Original Issue Date, to the extent the Corporation shall have funds legally available to redeem shares of Series A Redeemable Convertible Preferred Stock, the Corporation may redeem shares of Series A Redeemable Convertible Preferred Stock, in whole or, with the consent of the holders of a majority of the outstanding shares of Series A Redeemable Convertible Preferred Stock, in part, at the option of the Corporation, at a redemption price per share of Series A Redeemable Convertible Preferred Stock equal to 100% of the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) in cash, together with accrued and unpaid dividends thereon, whether or not theretofore declared, up to but not including the redemption date.

                         (ii) Mandatory Redemption. To the extent the Corporation shall have funds legally available for such payment, on the seventh anniversary of the Series A Original Issue Date (the "Mandatory Redemption Date"), the Corporation shall redeem all outstanding shares of Series A Redeemable Convertible Preferred Stock at a redemption price per share of Series A Redeemable Convertible Preferred Stock equal to

                    100% of the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) in cash, together with accrued and unpaid dividends thereon, whether or not theretofore declared, up to but not including such redemption date. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Redeemable Convertible Preferred Stock on the
                    Mandatory Redemption Date (the "Mandatory Redemption Obligation"): (i) dividends on the Series A Redeemable Convertible Preferred Stock shall continue to accrue in accordance with Section (a), and (ii) the Mandatory Redemption Obligation shall be discharged as soon thereafter as the Corporation is able to discharge such Mandatory Redemption Obligation. If and for so long as any Mandatory Redemption Obligation with respect to the Series A Redeemable Convertible Preferred Stock shall not be fully discharged on the Mandatory Redemption Date, the Corporation shall not directly or indirectly, redeem, purchase, or otherwise acquire any Series A Parity Stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Series A Parity Stock (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Redeemable Convertible Preferred Stock).

                         (iii) Procedures for Redemption.

                         (A) If fewer  than  all of the  outstanding  shares  of
                    Series A Redeemable Convertible Preferred Stock are to be redeemed, the shares shall be redeemed on a pro rata basis (according to the number of shares of Series A Redeemable Convertible Preferred Stock held by each holder) or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors.

                         (B) In the event of a redemption  of shares of Series A
                    Redeemable Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Redeemable Convertible Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Redeemable Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                         (C) If a notice of redemption  has been given  pursuant
                    to Section (e)(iii)(B) and if, on or before the redemption date, the funds necessary for such redemption (including all dividends on the shares of Series A Redeemable Convertible Preferred Stock to be redeemed that will accrue to but not including the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, (i) dividends shall cease to accrue on the shares of Series A Redeemable Convertible Preferred Stock to be redeemed, (ii) the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in Section (d) and the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and (iii) the shares evidenced thereby shall no longer be outstanding. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

                         (D) Upon surrender in accordance with the Corporation's
                    notice of redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                         (E) If a notice of redemption  has been given  pursuant
                    to Section (e)(iii)(B) and any holder of shares of Series A Redeemable Convertible Preferred Stock shall, prior to the close of business on the Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section (d) of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such


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



                    redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section (d), whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section
                    (d)) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

     (f) Waiver. Any rights of the holders of Series A Redeemable Convertible Preferred Stock set forth herein may be waived by the affirmative vote or consent of the holders of a majority of the shares of Series A Redeemable Convertible Preferred Stock then outstanding.

     (g) Notices. Any notice required by the provisions of this Certificate of Designations shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by by first class mail, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

     (h) Limitation on Reissuance of Shares. No share of shares of Series A Redeemable Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue.



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